Merix Corporation Announces Fourth Quarter Fiscal 2009 Results

BEAVERTON, OR -- (Marketwire - July 13, 2009) - Merix Corporation (NASDAQ: MERX) today announced consolidated financial results for the fourth quarter of fiscal 2009 ended May 30, 2009.

Highlights

--  Continued improvements in Merix' underlying cost structure preserves cash and liquidity, positioning the company well for an improvement in business conditions
--  Meaningful sequential quarterly gross margin improvement, particularly in Asia where gross margin improved to 14.3% of revenue
--  Significant new customer wins enable share growth in the Test,
    Industrial & Medical and Defense & Aerospace end markets
--  Ended fiscal year with $17.6 million in cash and cash equivalents
--  The existing Bank of America credit facility, combined with the recently announced China-based credit agreement, increases the company's unused borrowing availability to $42.6 million, representing an $11.5 million increase compared to the third quarter further strengthening the company's liquidity position
--  Excellent factory performance and further improvement in yields, quality and customer delivery performance

Financial Results

The Company reported a net loss of $8.4 million or $0.39 per diluted share on revenue of $58.9 million for the fourth quarter of fiscal 2009, which compares to a net loss of $3.5 million or $0.17 per diluted share on revenue of $87.6 million in the fourth quarter of fiscal 2008.

Included in the fiscal 2009 fourth quarter loss was $3.6 million of non-recurring expense items comprised of the following:

--  $0.9 million of non-cash impairment charges associated with estimated future Wood Village facility lease and property tax payments;
--  $1.1 million of severance payments related to previously announced actions; and
--  $1.6 million of legal and professional costs primarily related to our ongoing securities litigation efforts. It is anticipated that the future quarterly expense rate associated with the securities litigation will be significantly lower.

Commenting on the recent fourth quarter performance, Michael D. Burger, President and Chief Executive Officer, said, "Our fourth quarter revenue decreased 3% compared to the third quarter of fiscal 2009 and we believe our demand is at or near the bottom of this economic cycle. Our team has performed exceptionally well given the roughly 30% revenue decline over the past year by reducing costs while continuing to improve operating metrics and support our customer needs. These improvements have reduced our cash break even level to below $60 million of quarterly revenue. At the same time we've continued to increase our liquidity by expanding our existing Bank of America relationship and adding a new China-based credit facility which together increases our overall access to low cost capital."

Mr. Burger continued, "Despite the economic slowdown we believe we are maintaining market share and beginning to win new projects in a number of larger customer programs. These recent wins are a testament that we have the right operational model which customers value. With our stronger liquidity position, we're now refocusing our efforts externally and increasing our intensity to leverage our unique geographic footprint and market position. While we anticipate success, predicting the timing is always a challenge and therefore we currently anticipate first quarter revenues to stabilize and remain relatively flat when compared to the fourth quarter of fiscal 2009."

Merix' overall gross margins improved significantly from the third quarter of fiscal 2009 and averaged 8.5% of revenue for the fourth quarter compared to 10.7% and 1.4% in the fourth quarter of fiscal 2008 and third quarter of fiscal 2009, respectively. The significant margin improvement compared to the third quarter of fiscal 2009 was due to the full-quarter impact of cost reduction actions taken during the first few months of calendar 2009 and the operational improvements achieved over the last several quarters.

Operating expenses, exclusive of impairment, restructuring charges and certain legal and professional expenses associated primarily with our securities litigation process, totaled $8.1 million in the fourth quarter of fiscal 2009 compared to $9.8 million and $8.8 million in the fourth quarter of fiscal 2008 and third quarter of fiscal 2009, respectively. The sequential quarterly expense reduction of $0.7 million was also the result of the full-quarter impact of cost reduction actions taken in the first few months of calendar 2009.

Liquidity

Merix ended the fourth quarter of fiscal 2009 with $17.6 million in cash and cash equivalents, near a 21 month high. Borrowings under the Company's line of credit were unchanged from the third quarter at $8.0 million with $37.3 million of remaining availability under the line. Additionally, on June 29, 2009 Merix announced a new credit agreement with Industrial and Commercial Bank of China that provides an additional $5.3 million of low cost borrowing capacity. Today, total unused and available borrowing capacity equals $42.6 million representing an $11.5 million increase from the third quarter of fiscal 2009.

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast Monday, July 13, 2009 at 2:00 p.m. PT. Management will discuss fourth quarter fiscal 2009 financial results, provide a qualitative discussion regarding our business outlook and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

An online replay of the webcast will be available at 5:00 pm PT on July 13, 2009 and a telephone replay will be available from 4:00 pm PT on July 13, 2009 until 11:59 pm PT on Monday, July 20, 2009 by calling (320) 365-3844, access code 104349.

Use of Non-GAAP Financial Measures

"Non-GAAP Net Loss excluding Unusual Items" is disclosed in this press release and is a non-GAAP financial measure. Management believes the disclosure of this non-GAAP financial measure, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements of the underlying operating performance of the company for a given level of net sales. Management believes this measure is important because it reflects financial performance that is unencumbered by certain non-recurring or unusual items. The Company has provided a reconciliation of this measure to GAAP financial information in the attached schedules.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume production services to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, test, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; ability to successfully restructure Merix Asia and complete the related capital and technology expansion; the ability to successfully and timely integrate the operations of Merix Asia; continued availability of our line of credit facility or sources of additional capital; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended May 31, 2008 and Form 10-Q for the third quarter ended February 28, 2009. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except earnings per share data)
                                (Unaudited)

                         Fiscal quarter ended          Fiscal year ended
                     -------------------------------  --------------------
                      May 30,   Feb. 28,    May 31,    May 30,    May 31,
                       2009       2009       2008       2009       2008
                     ---------  ---------  ---------  ---------  ---------
Net sales:           $  58,879  $  60,721  $  87,554  $ 287,127  $ 378,637
Cost of sales           53,878     59,845     78,185    264,941    340,778
                     ---------  ---------  ---------  ---------  ---------
Gross profit             5,001        876      9,369     22,186     37,859
Gross margin               8.5%       1.4%      10.7%       7.7%      10.0%

Operating expenses:
   Engineering             361        500        523      2,121      1,810
   Selling, general
    and
    administrative       9,298      8,867      9,322     36,896     43,268
   Impairment and
    severance
    charges              1,991     22,342       (175)    24,895     15,686
                     ---------  ---------  ---------  ---------  ---------
      Total
       operating
       expenses         11,650     31,709      9,670     63,912     60,764
                     ---------  ---------  ---------  ---------  ---------
   Operating income
    (loss)              (6,649)   (30,833)      (301)   (41,726)   (22,905)
Other expense, net      (1,049)    (1,050)    (1,723)    (4,317)        21
                     ---------  ---------  ---------  ---------  ---------
Loss before income
 taxes and minority
 interests              (7,698)   (31,883)    (2,024)   (46,043)   (22,884)
Provision for income
 taxes                     579        628      1,057      2,628      1,502
                     ---------  ---------  ---------  ---------  ---------
Loss before minority
 interests              (8,277)   (32,511)    (3,081)   (48,671)   (24,386)
Minority interests          86        155        458        593      1,165
                     ---------  ---------  ---------  ---------  ---------
Net loss             $  (8,363) $ (32,666) $  (3,539) $ (49,264) $ (25,551)
                     =========  =========  =========  =========  =========

Diluted net loss per
 share               $   (0.39) $   (1.54) $   (0.17) $   (2.34) $   (1.22)
                     =========  =========  =========  =========  =========

Diluted shares used
 in per share
 calculations           21,573     21,170     21,072     21,098     21,019
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                         SUPPLEMENTAL INFORMATION
            NET SALES, GROSS PROFIT & GROSS MARGIN BY SEGMENT
                              (in thousands)
                                (Unaudited)

                         Fiscal quarter ended          Fiscal year ended
                     -------------------------------  --------------------
                      May 30,   Feb. 28,    May 31,    May 30,    May 31,
                       2009       2009       2008       2009       2008
                     ---------  ---------  ---------  ---------  ---------
Net sales:
   North America        27,274     28,807     45,495    137,149    203,202
   Asia                 31,605     31,914     42,059    149,978    175,435
                     ---------  ---------  ---------  ---------  ---------
      Total net
       sales         $  58,879  $  60,721  $  87,554  $ 287,127  $ 378,637
                     =========  =========  =========  =========  =========

Gross profit:
   North America           477     (2,386)     4,899      4,739     21,489
   Asia                  4,524      3,262      4,470     17,447     16,370
                     ---------  ---------  ---------  ---------  ---------
      Total gross
       profit        $   5,001  $     876  $   9,369  $  22,186  $  37,859
                     =========  =========  =========  =========  =========

Gross margin:
   North America           1.7%      -8.3%      10.8%       3.5%      10.6%
   Asia                   14.3%      10.2%      10.6%      11.6%       9.3%
                     ---------  ---------  ---------  ---------  ---------
      Total gross
       margin              8.5%       1.4%      10.7%       7.7%      10.0%
                     =========  =========  =========  =========  =========

                            MERIX CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                                  (Unaudited)
                                                  May 30, 2009 May 31, 2008
                                                  ------------ ------------
Assets:
Cash and short-term investments                   $     17,571 $      5,728
Accounts receivable, net                                43,285       73,153
Inventories, net                                        14,367       23,631
Assets held for sale                                         3        1,477
Deferred income taxes                                      160           75
Prepaid and other current assets                         4,896       12,961
                                                  ------------ ------------
  Total current assets                                  80,282      117,025

Property, plant and equipment, net                      95,883      103,012
Goodwill                                                11,392       31,794
Intangible assets, net                                   6,884        8,866
Deferred income taxes                                      612          885
Assets held for sale                                     1,146            -
Other assets                                             4,471        5,859
                                                  ------------ ------------
  Total assets                                    $    200,670 $    267,441
                                                  ============ ============

Liabilities and Shareholders' Equity:
Accounts payable                                  $     33,263 $     59,789
Accrued liabilities                                     14,715       15,783
                                                  ------------ ------------
  Total current liabilities                             47,978       75,572

Long-term debt                                          78,000       70,000
Other long-term liabilities                              4,234        3,522
                                                  ------------ ------------
  Total liabilities                                    130,212      149,094
                                                  ------------ ------------

Minority interests                                       3,935        4,573
Shareholders' equity                                    66,523      113,774
                                                  ------------ ------------
  Total liabilities and shareholders' equity      $    200,670 $    267,441
                                                  ============ ============

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (in thousands)
                                (Unaudited)

                                Fiscal quarter ended    Fiscal year ended
                                --------------------  --------------------
                                 May 30,    May 31,    May 30,    May 31,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Cash flows from operating
 activities:
  Net loss                      $  (8,363) $  (3,539) $ (49,264) $ (25,551)
    Net adjustments to
     reconcile loss to net cash
     provided by operating
     activitities:
      Depreciation and
       amortization                 5,783      4,761     22,605     20,992
      Other non-cash items          1,395      1,943     23,997     11,995
    Changes in working capital        536        705     25,343      4,633
                                ---------  ---------  ---------  ---------
        Net cash provided by
         operating activities        (649)     3,870     22,681     12,069

Cash flows from investing
 activities:
  Purchases of property, plant
   and equipment                     (874)    (8,645)   (19,005)   (28,394)
  Proceeds from disposal of
   property, plant and
   equipment                           27        255        988        278
  Net changes in investments            -          -          -      9,025
                                ---------  ---------  ---------  ---------
        Net cash used in
         investing activities        (847)    (8,390)   (18,017)   (19,091)

Cash flows from financing
 activities:
  Principal payments on
   long-term borrowings                 -          -          -     (2,500)
  Principal payments on capital
   lease obligations                    -          -          -       (438)
  Net borrowings on revolving
   line of credit                       -          -      8,000          -
  Other financing activities,
   net                                (17)      (177)      (821)    (1,487)
                                ---------  ---------  ---------  ---------
        Net cash used in
         financing activities         (17)      (177)     7,179     (4,425)
                                ---------  ---------  ---------  ---------

Net change in cash and cash
 equivalents                       (1,513)    (4,697)    11,843    (11,447)

Cash and cash equivalents
  Beginning of period              19,084     10,425      5,728     17,175
                                ---------  ---------  ---------  ---------
  End of period                 $  17,571  $   5,728  $  17,571  $   5,728
                                =========  =========  =========  =========

                         SUPPLEMENTAL INFORMATION
                           NET SALES STATISTICS
                              (in thousands)
                                (Unaudited)

                                         Three months ended
                            ----------------------------------------------
                             May 30, 2009    Feb. 28, 2009   May 31, 2008
                            --------------  --------------  --------------
Net Sales by End Markets:
   Communications &
    Networking              $  23,125   39% $  24,917   41% $  36,626   43%
   Automotive                  10,050   17%    11,511   19%    21,255   19%
   Computing & Peripherals      4,074    7%     4,725    8%     6,046   10%
   Test, Industrial and
    Medical                     9,300   16%     7,153   12%     8,844   10%
   Defense & Aerospace          6,881   12%     5,998   10%     7,641    7%
   Other                        5,449    9%     6,417   10%     7,142   11%
                            --------------  --------------  --------------
                            $  58,879  100% $  60,721  100% $  87,554  100%
                            ==============  ==============  ==============

Net Sales by Type:
   Quick-Turn & Premium     $  10,550   18% $   9,959   16% $  17,350   20%
   Full Lead Time              48,329   82%    50,762   84%    70,204   80%
                            --------------  --------------  --------------
                            $  58,879  100% $  60,721  100% $  87,554  100%
                            ==============  ==============  ==============

Top 5 Customers (as % of
 net sales)                        35%             37%             43%
                            =========       =========       =========

Current Period Change in
 Average Pricing
 Compared to:                                    Three months ended
                                            ----------------------------
                                            February 28,     May 30,
                                                2009           2008
                                            -------------  -------------
   North America                                        1%             9%
   Asia                                                 8%            16%
                                            -------------  -------------
      Consolidated                                      5%             6%
                                            =============  =============

Current Period Change in
 Unit Volumes Compared to:                       Three months ended
                                            ----------------------------
                                             February 28,     May 30,
                                                2009           2008
                                            -------------  -------------
   North America                                       -7%           -45%
   Asia                                                -8%           -36%
                                            -------------  -------------
      Consolidated                                     -8%           -36%
                                            =============  =============

Cash, Borrowings and
  Credit Availability:       May 30, 2009    Feb. 28, 2009   May 31, 2008
                            --------------  --------------  --------------
   Cash                        17,571        19,084           5,728
   Credit Availability         45,265        39,070          43,000
   Outstanding Borrowings      (8,000)       (8,000)              -
                            ---------     ---------      ----------
      Net Cash & Available
       Credit                  54,836 (1)    50,154          48,728
                            =========     =========      ==========

                                   Fiscal year ended
                            ------------------------------
                             May 30, 2009    May 31, 2008
                            --------------  --------------
Net Sales by End Markets:
   Communications &
    Networking              $ 116,482   41% $ 159,535   42%
   Automotive                  58,423   21%    79,838   20%
   Computing & Peripherals     21,368    8%    32,111    9%
   Test, Industrial and
    Medical                    36,238   12%    40,866   11%
   Defense & Aerospace         27,401    9%    26,468    7%
   Other                       27,215    9%    39,819   11%
                            --------------  --------------
                            $ 287,127  100% $ 378,637  100%
                            ==============  ==============

Net Sales by Type:
   Quick-Turn & Premium     $  51,646   18% $  85,117   22%
   Full Lead Time             235,481   82%   293,520   78%
                            --------------  --------------
                            $ 287,127  100% $ 378,637  100%
                            ==============  ==============

Top 5 Customers (as % of
 net sales)                        37%             36%
                            =========       =========

Current Period Change in
 Average Pricing                           Fiscal year
 Compared to:                                 ended
                                          -------------
                                          May 30, 2008
                                          -------------
   North America                                      8%
   Asia                                              10%
                                          -------------
      Consolidated                                 -0.3%
                                          =============

Current Period Change in                    Fiscal year
 Unit Volumes Compared to:                     ended
                                          -------------
                                           May 30, 2008
                                          -------------
   North America                                    -37%
   Asia                                             -23%
                                          -------------
      Consolidated                                  -24%
                                          =============

 (1)  Excludes $5.3 million available under credit facility entered into with Industrial and Commerical Bank of China on June 26, 2009.

                         SUPPLEMENTAL INFORMATION
                          Non-GAAP Net Loss and
                  Cash, Available Credit and Borrowings
                              (in thousands)
                                (Unaudited)

                                Three months ended
                    -------------------------------------------  ---------
Fiscal 2009
 Non-GAAP Net        May 30,    Feb. 28,   Nov. 29,   Aug. 30,     Fiscal
 Loss:                 2009       2009       2008       2008     Year 2009
                    ----------  ---------  ---------  ---------  ---------
Net loss (GAAP)     $   (8,363) $ (32,666) $  (6,088) $  (2,147) $ (49,264)
Adjustments to net
 loss:
   Employee
    severance and
    other
    restructuring        1,122      1,620        387         40      3,169
   (Gain)/loss on
    disposal of
    surplus assets           -          -        702       (567)       135
   Wood Village
    closure                869        222          -          -      1,091
   Goodwill
    impairment               -     20,500          -          -     20,500
   Securities
    litigation and
    other
    professional
    fees                 1,565        523          -          -      2,088
      Non-GAAP net
       loss,
       excluding
       unusual      ----------  ---------  ---------  ---------  ---------
       items        $   (4,807) $  (9,801) $  (4,999) $  (2,674)   (22,281)
                    ==========  =========  =========  =========  =========

                                Three months ended
                    -------------------------------------------  ---------
Fiscal 2008
 Non-GAAP Net        May 31,     Mar. 1,    Dec. 1,    Sep. 1,     Fiscal
 Loss:                 2008       2008       2007       2007     Year 2008
                    ----------  ---------  ---------  ---------  ---------
Net loss (GAAP)     $   (3,539) $ (13,354) $  (5,009) $  (3,649)   (25,551)
Adjustments to net
 loss:
   Employee
    severance and
    other
    restructuring          374      1,781        885        241      3,281
   (Gain)/loss on
    disposal of
    surplus assets        (301)         -          -          -       (301)
   Wood Village
    closure and
    impairment            (490)    12,767          -          -     12,277
   Asia asset
    impairment             242         92         95          -        429
   Huizhou
    deferred tax
    reversal                 -       (960)         -          -       (960)
   Gain on
    settlement of
    Asia
    acquisition                                                          -
      acquisition
       note
       payable               -     (5,094)         -          -     (5,094)
   Write-off of
    deferred
    financing
    costs                  476          -          -          -        476
      Non-GAAP net
       loss,
       excluding
       unusual      ----------  ---------  ---------  ---------  ---------
       items        $   (3,238) $  (4,768) $  (4,029) $  (3,408)   (15,443)
                    ==========  =========  =========  =========  =========

Cash Borrowings
 and Credit          May 30,     Feb. 28,   Nov. 29,   Aug. 30,   May 31,
 Availability:        2009        2009       2008       2008       2008
                    ----------  ---------  ---------  ---------  ---------
   Cash                 17,571     19,084     11,483      5,938      5,728
   Borrowing base       45,265     39,070     42,944     50,519     43,000
   Outstanding
    borrowings          (8,000)    (8,000)    (6,983)         -          -
                    ----------  ---------  ---------  ---------  ---------
      Net Cash &
       Available
       Credit           54,836(1)  50,154     47,444     56,457     48,728
                    ==========  =========  =========  =========  =========

 (1)  Excludes $5.3 million available under credit facility entered into with Industrial and Commerical Bank of China on June 26, 2009.

Merix Investor Relations Contact:
Allen Muhich
Vice President, Finance
503.716.3700